AMENDMENT

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Scantek Medical Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                   84-1090126
 -------------------------------                 -----------------
 (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                 identification no.)


 321 Palmer Road, Denville, New Jersey                 07834
----------------------------------------              --------
 (Address of principal executive offices)            (Zip code)


                               Consulting Services
                             ----------------------
                            (Full title of the plan)


                            Frederick M. Mintz, Esq.
       ------------------------------------------------------------------
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                      --------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed       Proposed
Title of                              maximum        maximum
securities          Amount            offering       aggregate      Amount of
  to be             to be             price          offering      registration
registered          registered        per share (1)  price             fee
----------          ----------        ------------   ----------    ------------

Common Stock,       238,170           $.53           $126,230.10      $33.32
par value
$.001
--------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on July 24, 2000.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Denville, State of New Jersey, on this 26th day of July, 2000.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                                        Title                      Date
----                                        -----                      ----


  /S/ ZSIGMOND L. SAGI           President, Chairman, and CEO     July  26, 2000
-----------------------------
      Zsigmond L. Sagi, Ph.D.


  /S/ PATRICIA B. FURNESS        Vice President, Secretary and    July  26, 2000
-----------------------------    Director
      Patricia B. Furness


  /S/ MAURICE SIEGEL             Director                         July  26, 2000
-----------------------------
      Maurice Siegel